EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:   Corporate Contact:
            John Carlson, Exec VP & CFO
            480-505-4869

                      Alanco Reports Second Quarter Results
                  ---------------------------------------------
                     Sales Increased 22% over Prior Quarter
                   Significant Gross Profit/EBITDA Improvement

(Scottsdale, AZ - February 17, 2010) - Alanco Technologies, Inc.,
(NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, reported results for the quarter ended December 31, 2009. The results continue to reflect the recent reclassification of the Company's
Alanco/TSI PRISM and Excel Meridian Data subsidiaries as "Discontinued Operations" in concert with the Company's strategic plan to focus on growth of the Company's StarTrak wireless monitoring services business, now reported as the Company's sole "Continuing Operation."

Second quarter sales increased 22% over the first quarter to $3,627,200; a 7% increase compared to the prior year period. Gross profit for the second quarter increased 55% to $1,467,900, compared to the $942,400 in gross profit reported in last year's second quarter. The significant gross profit increase resulted from gross margin improvement to 40.5% from 27.8% in the prior year second quarter. The Company reported second quarter EBITDA, before stock-based compensation and corporate expense from continuing operations, of $93,100, a $474,200 improvement versus the ($381,100) loss reported in the prior year period. See Schedule II below for a reconciliation of EBITDA before Stock-based compensation and Corporate Expense.

The Company's Loss from Continuing Operations for the second quarter of decreased 44%, to ($586,700) compared to the prior year's second quarter Loss from Continuing Operations of ($1,053,200).

Results from Discontinued Operations for the quarter ended December 31, 2009 were a loss of ($603,600), compared to a loss of ($197,500) reported for the comparable prior quarter. The significant increase was primarily due to a $325,000 impairment charge the Company recorded to reflect the anticipated reduced sales value of the data storage segment.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "StarTrak's sales growth has resumed, with an increase of 22% compared to the prior quarter. Gross profit and EBITDA improvements further reflect the Company's significant turnaround compared to the prior year period. Both order backlog and current sales activity have dramatically increased during the second quarter, and we anticipate continued sequential sales growth in the third and final quarter ending June 30, 2010."

Comparisons of operating results for the six-months ended December 31, 2009 and 2008 are presented below as Schedule I. For additional discussion of the Company's current financial results, please see the Form 10-Q the Company filed with the Securities and Exchange Commission on February 16, 2010.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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                                   SCHEDULE I
                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information
                                   (Unaudited)

                                 Three months                 Six months
                               ended December 31,          ended December 31,
                               2009         2008           2009         2008
                            -------------------------  -------------------------
NET SALES                   $ 3,627,200  $ 3,389,600   $ 6,604,100  $ 6,702,300
  Cost of Sales               2,159,300    2,447,200     3,747,000    4,955,400
                            ------------ ------------  ------------ ------------
Gross Profit                  1,467,900      942,400     2,857,100    1,746,900
                            ------------ ------------  ------------ ------------
Operating Expenses
  Selling, General &
    Administrative Expense    1,373,700    1,322,200     2,685,000    2,661,900
  Amortization of Stock-Based
    Compensation                269,700      304,500       430,500      306,900
  Depreciation and
    Amortization                 70,200      113,200       239,000      226,300
  Corporate Expenses            134,500      120,600       270,100      236,300
                            ------------ ------------  ------------ ------------
    Total Operating Expenses  1,848,100    1,860,500     3,624,600    3,431,400
                            ------------ ------------  ------------ ------------

Operating Loss                 (380,200)    (918,100)    (767,500)   (1,684,500)

  Interest Expense, net        (205,400)    (133,700)    (379,900)     (512,100)
  Other Income (expense), net    (1,100)      (1,400)      (1,900)     (184,800)
                            ------------ ------------  ------------ ------------
Loss from Continuing
  Operations                   (586,700)  (1,053,200)  (1,149,300)   (2,381,400)

Loss from Discontinued
  Operations                   (603,600)(1) (197,500)  (1,106,400)(1)  (101,000)
                            ------------ ------------  ------------ ------------
Net Loss                     (1,190,300)  (1,250,700)  (2,255,700)   (2,482,400)

  Preferred Stock Dividends    (117,700)    (129,200)    (258,200)     (220,200)
                            ------------ ------------  ------------ ------------
Net Loss Attributable to
  Common Shareholders       $(1,308,000) $(1,379,900)  $(2,513,900) $(2,702,600)
                            ============ ============  ============ ============

(1) Includes a $325,000 impairment charge the Company recorded to reflect the anticipated reduced sales value of the Data Storage segment.



                                   SCHEDULE II
                            Alanco Technologies, Inc.
      EBITDA Reconciliation to Net Income (Loss) from Continuing Operations

                            3 mths ended 3 mths ended  6 mths ended 6 mths ended
                            December 31, December 31,  December 31, December 31,
                                2009         2008          2009         2008
                            ------------ ------------  ------------ ------------
EBITDA before Stock-based
  compensation and
  Corporate Expense         $    93,100     (381,100)      170,200   (1,099,800)

  Corporate Expense            (269,700)    (304,500)     (430,500)    (306,900)
  Stock-based compensation      (70,200)    (113,200)     (239,000)    (226,300)
                            ------------ ------------  ------------ ------------

EBITDA                         (246,800)    (798,800)     (499,300)  (1,633,000)

  Net interest expense         (205,400)    (133,700)     (379,900)    (512,100)
  Depreciation and
    amortization               (134,500)    (120,600)     (270,100)    (236,300)

                            ------------ ------------  ------------ ------------
NET LOSS FROM
  CONTINUING OPERATIONS     $  (586,700) $(1,053,100)  $(1,149,300) $(2,381,400)
                            ============ ============  ============ ============

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